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                                                                     EXHIBIT 4.1


                  HEALTHCARE.COM CORPORATION STOCK OPTION PLAN
                    (AMENDED AND RESTATED AS OF MAY 14, 2001)

                                    ARTICLE I

                                     PURPOSE

         1.1 The Healthcare.com Corporation Stock Option Plan is intended to advance the interests of Healthcare.com Corporation, its shareholders and its subsidiaries by attracting, retaining and stimulating the performance of officers, employees, consultants and advisors of the Company of high caliber and potential upon whose judgment, initiative and effort Healthcare.com Corporation is largely dependent for the successful conduct of its business, and to encourage and enable such officers, employees, consultants and advisors to acquire and retain a proprietary interest in Healthcare.com Corporation by ownership of its stock. Options granted may, if so intended by the Committee (as hereafter defined), be designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. This Plan is an amendment and restatement of the Healthcare.com Corporation Stock Option Plan II ("Option Plan II"), which plan was merged into this Plan and ceased to be a separate plan as of May 14, 2001. This Plan also incorporates the provisions of the Healthcare.com Corporation Stock Option Plan I ("Option Plan I").

                                   ARTICLE II

                                   DEFINITIONS

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Code" means the Internal Revenue Code of 1986, as amended.

         2.3 "Common Stock" means the Company's Common Stock, par value $.01 per share, together with associated preferred stock purchase rights.

         2.4 "Committee" means the Stock Option Committee appointed by the Board of Directors.

         2.5 "Company" means Healthcare.Com Corporation, a Georgia corporation.

         2.6 "Date of Grant" means the date on which an Option is granted under the Plan.

         2.7 "Fair Market Value" shall be the mean between the highest and the lowest quoted selling prices at which the Common Stock is sold in the regular way on the Nasdaq National Market ("Nasdaq") or on any similar securities exchange on the day an Option is granted hereunder or, in the absence of any reported sales on such day, the first preceding day on which



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there were such sales. If the Common Stock is not listed on Nasdaq or any similar exchange for the public trading of securities, the Committee shall determine on a semi-annual basis the Fair Market Value in whatever way it considers appropriate under the circumstances taking into account the financial condition of the Company as reflected in its financial statements and available independent third party (such as analysts) estimates of such Fair Market Value. Any such determination of Fair Market Value shall remain effective until the next semi-annual determination.

         2.8 "Incentive Stock Option" means a stock option granted under the Plan which is intended to meet the requirements of Section 422 of the Code or any similar provision thereto.

         2.9 "Nonqualified Stock Option" means a stock option granted under the Plan which is not an Incentive Stock Option.

         2.10 "Option" means a Nonqualified Stock Option or an Incentive Stock Option granted under the Plan.

         2.11 "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         2.12 "Parent" means any corporation which qualifies as a parent of the Company under the definition of "parent corporation" in Section 424(e) of the Code.

         2.13 "Plan" means this Healthcare.com Corporation Stock Option Plan.

         2.14 "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock thereunder.

         2.15 "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 424(f) of the Code or, solely for purposes of granting Nonqualified Stock Options hereunder, any partnership in which the Company is a partner with at least a 50 percent ownership interest.

                                   ARTICLE III

                                  PARTICIPANTS

         Options may be granted under the Plan to any person who is or who agrees to become an officer or employee of the Company or any of its Subsidiaries, or a consultant, advisor or other person providing services to the Company. An employee may be a member of the Board of Directors of the Company or of any Subsidiary, but no member of the Board of Directors shall be considered an employee solely by reason of his membership on such Board of Directors. The Committee may grant options to such persons in accordance with such determinations as the



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Committee from time to time in its sole discretion may make. A member of the
Committee shall not act on any determination to grant an Option to such member and any such determination shall be made by the other member or members of the Committee.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine form among eligible officers, employees, advisors, consultants and other persons providing services to the Company, those to whom and the time or times at which Options may be granted and the number of shares of Common Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusive and binding for all purposes and upon all persons.

         4.2 Majority Rule. A majority of the members of the Committee (or, if less than three, all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

         4.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible officers, employees, consultants and advisors, their employment or engagement, death, retirement, disability or other termination of employment or engagement, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE V

                         SHARES OF STOCK SUBJECT TO PLAN

         5.1 Limitations. Subject to adjustment pursuant to the provisions of
Section 5.3 hereof, the number of shares of Common Stock which may be issued and sold hereunder shall be Three Million, Two Hundred Ninety-Five Thousand, Nine Hundred Ninety-Eight (3,295,998) shares of Common Stock. Such shares may be either authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan.



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         5.2 Options Granted Under the Plan. Shares of Common Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for the grant of an Option hereunder. If an Option granted hereunder shall terminate for any reason (including, without limitation, the surrender of the Option by the Optionee in connection with the grant of a new Option on the same or different terms or the expiration of the Option for any reason) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

         5.3 Antidilution. In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend, or in the event that there should be any other stock splits, stock dividends or other relevant changes in capitalization occurring after the effective date of this Plan:

                  (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

                  (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price per share, shall be adjusted appropriately; and

                  (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, or combination, to exercise his Option in whole or in part, to the extent that it shall not have been exercised, without regard to any vesting or installment exercise provisions.

                  (d) In the event of any merger, combination or share exchange in which the Company is a surviving corporation and any "person" (as such term is used in Section 13(d)(2) of the Securities Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, each outstanding Option granted hereunder shall become immediately exercisable and vested in full.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, in accordance with Treasury Regulation Section 1.425-1(a) or its successor regulation or ruling such that the adjustment shall not cause a reissuance of the Option, and any such adjustment may provide for the elimination of fractional share interests.



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                                   ARTICLE VI

                                     OPTIONS

         6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the Date of Grant and executed by the Company and the Optionee. Each Option granted by the Committee shall be designated by the Committee as an Incentive Stock Option or a Nonqualified Stock Option and, once granted, may not be amended to be the other kind of Option unless such amendment shall cause the provisions of the Option to conform to the requirements of this Plan in respect to the other kind of Option. The Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan, but may include additional provisions and restrictions, provided that they are not inconsistent with the Plan. Nothing in this Plan shall preclude the Committee from issuing or agreeing to issue new Options to any holder upon the condition that all or any portion of such holder's then outstanding Options be surrendered for cancellation regardless of whether the exercise price of such new Options is higher or lower than, or the other terms different from, the surrendered Options.

         6.2 Option Price. The per share Option price of the Common Stock subject to each Option shall be determined by the Committee, provided that the per share price shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted.

         6.3 Option Vesting. Unless otherwise specifically approved by the Committee and until terminated as provided in the corresponding Stock Option Agreement, each Option previously granted under Option Plan II and all Options granted subsequent to the effective date hereof shall become exercisable in full as to the percentage of the shares of Common Stock then subject to this Option indicated by the table below or such other percentage as may be established by the Committee with respect to the Option, based upon the number of years from the date of this Option:

                 Number of Years from                                 Percentage of Shares
                     Date of Grant
                 --------------------                                 --------------------

                      Less than 1                                                    0%

                    At least 1 but                                              33-1/3%
                      less than 2

                    At least 2 but                                              66-2/3%
                      less than 3

                      At least 3                                                   100%



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

Although the Option may remain exercisable after a termination of employment under the limited circumstances specifically set forth in Paragraph 6.8 hereof and Paragraph 4 of the corresponding Stock Option Agreement, vesting of the Option shall cease as of the applicable date of termination or disability referred to in Paragraph 4 of the corresponding Stock Option Agreement and the Option shall be exercisable during such periods of the time only to the extend that it was exercisable on such date of termination or disability.

         6.4 Option Period. Each Option granted hereunder may be granted at any time after the effective date of the Plan and prior to the termination of the Plan, provided that no Incentive Stock Option may be granted at any time more than ten years after December 13, 1994. The period for the exercise of each Option shall be determined by the Committee, provided, however, that (i) except as otherwise expressly provided in this Plan, the Committee may, in its discretion, terminate outstanding Options or accelerate the exercise dates thereunder, upon sixty (60) days' written notice given to the Optionee and (ii) the period during which each Nonqualified or Incentive Stock Option may be exercised shall not be later than ten years from the date such Nonqualified or Incentive Stock Option is granted, provided that Incentive Stock Options granted to a "10-percent owner" (as defined in Article VII) must be exercised within five years from the date thereof.

         6.5 Option Exercise. Except as provided in Section 6.8, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company, its Parent (if any) or any Subsidiary. Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option price, Optionee shall pay to the Company or any Subsidiary in cash or in Common Stock of the Company, the full amount, if any, that the Company or any Subsidiary is required to withhold or pay under federal or state law with respect to the exercise of the Option. Alternatively, the number of shares delivered by the Company upon exercise of the Option shall be appropriately reduced to reimburse the Company or the Subsidiary for such payment.

         6.6 Payment. The purchase price for shares of Common Stock purchased upon exercise of Options shall be paid (i) in cash; (ii) in shares of Common Stock of the Company (not subject to limitations on transfer) valued at the Fair Market Value of such shares on the trading day immediately preceding the date of purchase, or a combination of cash and such Common Stock; provided that any shares of Common Stock tendered for payment shall have been owned for a period of six (6) months or such other period as in the opinion of the Committee shall be sufficient for such shares to be considered "mature" shares for purposes of accounting for the transaction; (iii) if the Option Agreement so specifies, and subject to such rules as may be



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established by the Committee, through a so-called "cashless exercise" procedure with a designated broker.

         6.7 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee the Option shall be exercisable only by him, or, in the case of an Optionee who is mentally incapacitated, the Option shall be exercisable by his guardian or legal representative. Notwithstanding the above, the Committee, in its sole discretion, may allow for the limited transfer of a Nonqualified Stock Option to family members of the Optionee, or a trust benefiting such family members, for estate planning purposes.

         6.8 Effect of Death or Other Termination of Employment or Engagement.

                  (a) Except as otherwise provided in this Section 6.8, if, prior to a date thirty (30) days from the Date of Grant of an Option (or such longer time as may be established by the Committee), an Optionee's employment with the Company or a Subsidiary or engagement by the Company or a Subsidiary as a consultant or advisor shall be terminated for any reason, or by the act of the Optionee, the Optionee's right to exercise such Option shall terminate and all rights thereunder shall cease. For purposes of this paragraph, an Optionee who qualifies for payments under the Company's severance policy shall be deemed to have terminated employment as of the date of the final severance payment.

                  (b) If, on or after thirty (30) days from the date an Option shall have been granted (or such longer time as may be established by the Committee), an Optionee's employment with or engagement as a consultant or advisor by the Company or its Subsidiaries shall be terminated for any reason other than death, permanent and total disability, for cause, or, in the event of a Nonqualified Stock Option, retirement, the Optionee shall have the right, during the period ending sixty (60) days (or such longer time as may be established by the Committee at the Date of Grant or afterwards) after such termination, to exercise such Option to the extent that it was exercisable at the date of such termination of employment or engagement and shall not have been exercised. For purposes of this paragraph, an Optionee who qualifies for payments under the Company's severance policy shall be deemed to have terminated employment as of the date of the final severance payment.

                  (c) If an Optionee shall die at any time after the Date of Grant and while in the employ or engagement of the Company or its Subsidiaries or within 60 days (or such length of time as may be established by the Committee after the Date of Grant or afterwards) after termination of such employment or engagement, the executor or administrator of the estate of the decedent or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, during the period ending one year after the date of the Optionee's death, to exercise the Optionee's Option to the extent that it was exercisable at the date of termination of employment by death or otherwise and shall not have been exercised;



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provided, however, such time period may be shortened in accordance with the provisions of Section 6.3 if a shortened exercise period is applied to Optionee in general.

                  (d) If an Optionee shall become permanently and totally disabled or, with respect to a Nonqualified Stock Option, shall retire at any time after the Date of Grant, the Optionee (or in the case of an Optionee who is mentally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after such retirement or disability, to exercise such Option to the extent that it was exercisable at the date of termination of employment or engagement by retirement or disability and shall not have been exercised; provided, however, such time period may be shortened in accordance with the provisions of Section 6.3 if a shortened exercise period is applied to Optionee in general.

                  (e) If an Optionee's employment with or engagement by the Company or its Subsidiaries shall be terminated by the Company or any Subsidiary for serious misconduct, the Optionee's right to exercise such Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Plan, the term "serious misconduct" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities harmful to the reputation of the Company or the Subsidiaries, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or the Subsidiaries.

                  (f) No transfer of an Option by the Optionee by will or by laws or descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferees or transferees of the terms and conditions of such Option.

         6.9 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Options as provided herein. Nothing contained herein or in the Stock Option Agreement shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

         6.10 Dividend or Distribution Equivalents. An Optionee, whether or not his Options are exercisable, shall, in the sole discretion of the Committee, if specifically approved by the Committee at the Date of Grant or at any time thereafter, be entitled to receive a payment in cash, stock, rights, warrants, assets or other securities from the Company, as and when cash dividends or other distributions of stock, rights, warrants, assets or other securities are payable or distributed to the holders of the Common Stock of the Company, in the amount equal to the cash dividend or distribution which would be paid to said Optionee in respect of all shares subject to such Options were such Optionee the holder of such shares on the record date for such cash dividend or distribution.



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         6.11 Notice of Disqualifying Disposition. Each Incentive Stock Option
granted under the Plan shall provide that the employee receiving such Incentive Stock Option shall notify the Company, in writing, to the attention of the Chief Financial Officer, in the event that, prior to the later of two years after the Date of Grant of such Incentive Stock Option or one year after the transfer of any share to him pursuant to such Option, he shall dispose of such share, such notice to state the date of disposition, the nature of the disposition and the price, if any, received for the share.

                                   ARTICLE VII

                               TEN PERCENT OWNERS

         Notwithstanding any other provisions of this Plan, the following terms and conditions shall apply to Incentive Stock Options granted hereunder to a "10-percent owner." For this purpose, a "10-percent owner" shall mean an Optionee who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary. With respect to a 10-percent owner:

                  (a) the price at which shares of stock may be purchased under an Incentive Stock Option granted pursuant to this Plan shall not be less than 110 percent of the Fair Market Value thereof, said Fair Market Value being determined in the manner described in Section 2.7, above; and

                  (b) the period during which any such Incentive Stock Option may be exercised, to be fixed by the Committee in the manner described in
Section 6.3, above, shall expire not later than five (5) years from the date the Incentive Stock Option is granted.

                                  ARTICLE VIII

                                  ANNUAL LIMITS

         In no event shall the aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of shares with respect to which an Incentive Stock Option is initially exercisable by the holder thereof, in any calendar year (under all Incentive Stock Options granted under all plans of the Company, its Parent (if any), or its Subsidiaries) exceed $100,000.



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

                                   ARTICLE IX

                           OTHER TERMS AND CONDITIONS

         Any Incentive Stock Options granted hereunder shall contain such and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall constitute such Incentive Stock Option as an "Incentive Stock Option" within the meaning of Section 422 of the Code and lawful regulations thereunder.

                                    ARTICLE X

                               STOCK CERTIFICATES

         10.1 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

                  (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the receipt of a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof, which the Committee shall in its sole discretion deem necessary or advisable;

                  (b) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

                  (c) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience; and

                  (d) Satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities.

         10.2 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.



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                                   ARTICLE XI

                TERMINATION, AMENDMENT, AND MODIFICATION OF PLAN

         The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no such action shall impair the rights of any holder of an Option theretofore granted; and further provided, that (unless and until such time as shareholder approval is no longer required under the Security Exchange Act of 1934, applicable exchange listing requirements or NASDAQ requirements and applicable corporate law) no such action of the Board without approval of the shareholders of the Company may:

                  (a) Increase the total number of shares of Common Stock subject to the Plan, except as contemplated in Section 5.3 hereof;

                  (b) Change the manner of determining the Option price; or

                  (c) Change the class of people who may become participants in the Plan; provided, further, that, except to the extent otherwise permitted in
Section 6.3, no termination, amendment, or modification of the Plan shall in any manner affect any option theretofore granted under the Plan without the consent of the Optionee or transferee of the Option, shall extend the maximum period during which Options may be exercised, or withdraw the administration of the Plan from the Committee or the Board.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Employment or Engagement. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any director, officer, employee, advisor or consultant the right to continue as such with the Company or any Subsidiary.

         12.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

         12.3 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

         12.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.



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         12.5 Headings, etc., Not Part of Plan. Headings of Articles and
Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

         12.6 Effective Date. The Plan shall become effective upon its approval by the Board of Directors, subject to ratification of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Company within one year preceding or following the date the Plan is approved by the Board. If the Plan is not so approved by the shareholders, the Plan shall terminate and any Options granted hereunder shall be void and have no force or effect whatsoever.

         12.7 Compliance With Laws. The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations, including, but not limited to, those of the United States and its states, and to such approvals by any government or regulatory agency as may be required.

         12.8 Governing Law. This Plan shall be construed and interpreted in accordance with and governed by Georgia law, to the extent such construction and interpretation does not adversely affect the treatment of any Option as an Incentive Stock Option under the Code.


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